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                                                                    EXHIBIT 10.1


CNH GLOBAL N.V.
EQUITY INCENTIVE PLAN

(As Amended and Restated on July 23, 2001)

         1. PURPOSE

         The purpose of the Plan is to promote the long-term success of CNH Global N.V. (the "Company") for the benefit of the Company's shareholders by encouraging officers and employees to have meaningful investments in the Company so that, as shareholders themselves, those individuals will be more likely to represent the views and interests of other shareholders and by providing incentives to such officers and employees for continued service. The Company believes that the possibility of participation under the Plan will provide this group of officers and employees an incentive to perform more effectively and will assist the Company and the CNH Companies in attracting and retaining people of outstanding training, experience and ability.

         2. DEFINITIONS

         "Award" means an award or grant made to a Participant under Section 8.

         "Award Agreement" means the agreement provided in connection with an Award under Section 11.

         "Award Date" means the date that an Award is made, as specified in an Award Agreement.

         "Award Price" means the price specified in the Award Agreement with respect to an SAR pursuant to Section 8.B.

         "CNH Company" means the Company, any stock company of which a majority of the capital stock generally entitled to vote for directors is owned directly or indirectly by the Company, and any other company designated as such by the Committee, but only during the period of such ownership or designation.

         "Code" means the United States Internal Revenue Code of 1986, as amended, or any successor legislation.

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         "Committee" means the Nominating and Compensation Committee of the
Company's Board of Directors, or any sub-committee thereof, or any successor committee thereto.

         "Common Shares" means the Company's common shares.

         "Company" means CNH Global N.V. of Amsterdam, the Netherlands.

         "Covered Employees" shall have the meaning specified in Section 162(m)(3) of the Code.

         "Dividend Equivalent" means an amount equal to the amount of the cash dividends that are declared and become payable with respect to Common Shares after the Award Date for the Award to which the Dividend Equivalent relates and on or before the Settlement Date for such Award.

         "Fair Market Value" on any date means the average of the highest and the lowest sales prices of a Common Share on the Composite Tape for such date, as reported by the National Quotation Bureau Incorporated; provided that, if no sales of Common Shares are included on the Composite Tape for such date, the Fair Market Value of a share of Common Shares on such date shall be deemed to be the average of the highest and lowest prices of a share of Common Shares as reported on said Composite Tape for the next preceding day on which sales of Common Shares are included.

         "ISO" means any Stock Option designated in an Award Agreement as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

         "Non-Qualified Stock Option" means any Stock Option that is not an ISO.

         "Option Price" means the purchase price of one share of Common Shares under a Stock Option.

         "Parent" means the Company's majority shareholder.

         "Parent Group" means the Parent and any entity that directly or indirectly controls or is controlled by or is under common control with the Company.

         "Participant" means an employee or officer of a CNH Company who has been selected by the Committee to receive an Award under the Plan.



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         "Performance Unit" means an Award denominated in cash, the amount of which may be based on performance of the Participant or of CNH Global N.V. or of any subsidiary or division thereof.

         "Plan" means this CNH Global N.V. Equity Incentive Plan, as amended from time to time.

         "Reload Stock Option" means a Stock Option (i) that is awarded, either automatically in accordance with the terms of an Award Agreement in which one or more other Awards are made or by separate Award, upon the exercise of a Stock Option granted under this Plan or otherwise where the Option Price is paid by the option holder by delivery of shares of Common Shares on the Settlement Date for such exercise and (ii) that entitles such holder to purchase the number of shares so delivered for an Option Price equal to the Fair Market Value of a share of Common Shares on such Settlement Date.

         "Restricted Stock" means Common Shares subject to restrictions and conditions awarded pursuant to Section 8.C.

         "Settlement Date" means, (i) with respect to any Stock Option that has been exercised in whole or in part, the date or dates upon which shares of Common Shares are to be delivered to the Participant and the Option Price therefor paid, (ii) with respect to any SARs that have been exercised, the date or dates upon which a cash payment is to be made to the Participant, or in the case of SARs that are to be settled in shares of Common Shares, the date or dates upon which such shares are to be delivered to the Participant, (iii) with respect to Performance Units, the date or dates upon which cash or shares of Common Shares are to be delivered to the Participant, (iv) with respect to Dividend Equivalents, the date upon which payment thereof is to be made, and (v) with respect to Stock Equivalent Units, the date upon which payment thereof is to be made, in each case determined in accordance with the terms of the Award Agreement under which any such Award was made.

         "Stock Appreciation Right" or "SAR" means an Award that entitles the Participant to receive on the Settlement Date an amount equal to the excess of:

              (i) the Fair Market Value of a share of Common Shares on the date of exercise of the SAR over

              (ii) the Award Price specified in the Award Agreement.



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         "Stock Equivalent Unit" means an Award that entitles the Participant to receive on the Settlement Date an amount equal to the Fair Market Value of one share of Common Shares on such date.

         "Stock Option" or "Option" means any right to purchase shares of Common Shares (including a Reload Stock Option) awarded pursuant to Section 8.A.

         3. TERM

         The Plan shall be effective as of the date the Plan is approved by the Board, and shall remain in effect until terminated in accordance with Section
12. After termination of the Plan, no further Awards may be granted other than Reload Stock Options granted in accordance with Award Agreements existing as of the date of termination, but outstanding Awards shall remain effective in accordance with their terms and the terms of the Plan.

         4. PLAN ADMINISTRATION

            A. The Committee shall be responsible for administering the Plan.

               (i) Powers. The Committee shall have full and exclusive
            discretionary power to interpret the Plan and to determine eligibility for benefits and to adopt such rules, regulations and guidelines for administering the Plan as the Committee may deem necessary or proper. Such power shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including terms and conditions relating to a change in control of the Company, the Parent, or any CNH Company, converting Awards to options to purchase Parent securities, and adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries in which the Company or its affiliates operate; provided, however, that subject to Section 7 and except as otherwise specifically provided in the Award Agreement, no such modification or amendment shall impair the rights of any Participant, without his consent, in any Award previously granted under the Plan.

               (ii) Delegation. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, (i) the



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            Chief Executive Officer of the Company shall have the authority to select Award recipients and establish the terms and conditions of such Awards within the limits of the Plan to officers and employees who are not executive officers of the Company and who do not report directly to either the Chief Executive Officer or the Chief Operating Officer of the Company, and (ii) the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. To the extent that the Committee has allocated or delegated any portion of its responsibilities or powers, references herein to the Committee shall include, with respect to such responsibilities or powers, the person or persons to whom they have been allocated or delegated.

            B. The Committee may employ attorneys, consultants, accountants and other persons, and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee shall be fully protected by the Company, to the fullest extent permitted by applicable law, in respect of any such action, determination or interpretation.

         5. ELIGIBILITY

         Awards will be limited to persons who are officers or employees of the CNH Companies. In determining the persons to whom Awards shall be made, the Committee shall, in its discretion, take into account the nature of the person's duties, past and potential contributions to the success of the CNH Companies and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. A director of the Company or a CNH Company who is not also an officer or employee shall not be eligible to receive an Award. A person who has received an Award or Awards may receive an additional Award or Awards.



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         6. SHARES SUBJECT TO PLAN

            A. Subject to adjustment pursuant to Section 7:

               (i) the maximum number of Common Shares that shall be available for issuance under the Plan shall be 28,000,000;

               (ii) in no event shall the aggregate number of shares of Common
            Shares underlying Options and SARs awarded to any one Participant during any calendar year exceed 2,000,000 shares.

            B. Common Shares that may be issued under the Plan may be either authorized and unissued shares or issued shares that have been reacquired by the Company and that are being held as treasury shares. No fractional shares shall be issued under the Plan; provided, however, that cash, in an amount equal to the Fair Market Value of a fractional share as of the Settlement Date of the Award, shall be paid in lieu of any fractional shares in the settlement of Awards payable in Common Shares.

         7. ADJUSTMENTS AND REORGANIZATION

         In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, extraordinary dividend, spin-off, split-up, rights offering, share combination, or other change in the corporate structure of the Company affecting the Common Shares, the number and kind of shares that may be delivered under the Plan shall be subject to such equitable adjustment as the Committee, in its sole discretion, may deem appropriate in order to preserve the benefits or potential benefits to be made available under the Plan, and the number and kind and price of shares subject to outstanding Awards and any other terms of outstanding Awards shall be subject to such equitable adjustment as the Committee, in its sole discretion, may deem appropriate in order to prevent dilution or enlargement of outstanding Awards.

         8. AWARDS

         The Committee shall determine the type and amount of any Award to be made to any Participant; provided, however, that no Awards granted pursuant to this Plan shall vest in less than six months after the date the Award is granted. Awards may be granted singly, in combination, or in tandem. Awards




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may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other employee benefit or compensation plan of the CNH Companies, including any such employee benefit or compensation plan of any acquired entity.

            A. Stock Options

               (i) Grants. The Committee may grant any Participant one or more
            ISOs, Non-Qualified Stock Options, or both, in each case with or without SARs or Reload Stock Options or any other form of Award. Stock Options granted pursuant to this Plan shall be subject to such additional terms, conditions, or restrictions as may be provided in the Award Agreement relating to such Stock Option.

               (ii) Option Price. The Option Price of a Stock Option shall be determined in the manner set forth by the Committee but shall not be less than 100% of the lesser of (a) the Fair Market Value of a Common Share on the Award Date or (b) the average Fair Market Value of a Common Share per the 30 trading days immediately preceding the Award Date; provided, however, that in the case of a Non-Qualified Stock Option granted retroactively in tandem with or as substitution for another Award, the Option Price shall not be less than the price that the Committee determines necessary to preserve the value of such other Award on the date of substitution; and provided further that, to the extent provided in a written offer of employment, the Option Price of a Stock Option shall not be less than 100% of the Fair Market Value of a Common Share on such other date specified in the offer letter but not earlier than the date of offer.

               (iii) ISOs. In no event shall an ISO be awarded on or after the tenth anniversary of the date the Plan is adopted or the date the Plan is approved by the Company's shareholders, whichever is earlier, and in no event shall the number of Common Shares which may be subject to ISOs exceed the number of Common Shares available under Section 6.A. prior to such tenth anniversary. Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority awarded under the Plan be exercised, so as to disqualify this Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any ISO under Section 422 of the Code.


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               (iv) Manner of Payment of Option Price. The Option Price shall be paid in full at the time of the exercise of the Stock Option (except that, in the case of an exercise arrangement approved by the Committee in accordance with clause (c) below, payment may be made as soon as practicable after the exercise) and may be paid in any of the following methods or combinations thereof:

                    (a) in United States dollars in cash, check, bank draft or money order payable to the order of the Company;

                    (b) by the tendering, either by actual delivery or by
               attestation, Common Shares acceptable to the Committee (but excluding any shares acquired from the Company unless such shares were acquired and vested more than six months prior to the date tendered under this clause (b)) having an aggregate Fair Market Value on the date of such exercise equal to the Option Price; or

                    (c) in any other manner that the Committee shall approve,
               including without limitation, any arrangement that the Committee may establish to enable Participants to simultaneously exercise Stock Options and sell the shares of Common Shares acquired thereby and apply the proceeds to the payment of the Option Price therefor.

               (v) Reload Stock Options. The Committee may award Reload Stock
            Options to any Participant either in combination with other Awards or in separate Award Agreements that grant Reload Stock Options upon exercise of outstanding stock options granted under this Plan or otherwise.

            B. Stock Appreciation Rights.

               (i) Grants. The Committee may award any Participant SARs, which shall be subject to such additional terms, conditions, or restrictions as may be provided in the Award Agreement relating to such SAR Award, including any limits on aggregate appreciation. SARs may be settled in Common Shares or cash or both.


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               (ii) Award Price. The Award Price per share of Common Shares of a
            SAR shall be fixed in the Award Agreement and shall be not less than 100% of the Fair Market Value of a share of Common Shares on the date of the Award; provided, however, that in the case of a SAR awarded retroactively in tandem with or as a substitution for another Award, the Award Price per share of a SAR shall be not less than 100% of the Fair Market Value of a share of Common Shares on the date of such other Award.

               (iii) Distribution of SARs. SARs shall be exercisable in
            accordance with the conditions and procedures set out in the Award Agreement relating to such SAR Award.

            C. Common Shares and Restricted Stock. The Committee may award Common Shares or Restricted Stock to any Participant. Awards of Restricted Stock shall be subject to such conditions and restrictions as are established by the Committee and set forth in the Award Agreement, which may include, but are not limited to, continued service with the Company, achievement of specific business objectives, and other measurements of individual or business unit or Company performance.

            D. Stock Equivalent Units. The Committee may award Stock Equivalent Units to any Participant. All or part of any Stock Equivalent Units Award may be subject to conditions and restrictions established by the Committee, and set forth in the Award Agreement, which may include, but are not limited to, continued service with the Company, achievement of specific business objectives, and other measurements of individual or business unit or Company performance that may include but shall not be limited to, earnings per share, net profits, total shareholder return, cash flow, return on shareholders' equity, and cumulative return on net assets employed.

            E. Dividends and Dividend Equivalents. An Award (including without limitation a Stock Option or SAR Award) may provide the Participant with the right to receive dividend payments or Dividend Equivalent payments with respect to Common Shares subject to the Award (both before and after the Common Shares subject to the Award are earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Common Shares, as determined by the Committee. In lieu of awarding Dividend Equivalents, the Committee may provide for automatic awards of Stock Equivalent Units on each date that cash




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         dividends or Dividend Equivalents will be paid in an amount equal to
         (i) the amount of such dividends or Dividend Equivalents, divided by
         (ii) the Fair Market Value of the Common Shares on the dividend payment date.

            F. Performance Units. Performance Units shall be based on attainment over a specified period of individual performance targets or on other parameters that may include, but shall not be limited to, earnings per share, total shareholder return, cash flow, return on shareholders' equity, and cumulative return on net assets employed. Performance Units may be settled in Common Shares or cash or both.

         9.  DEFERRALS AND SETTLEMENTS

         Settlement of Awards may be in the form of cash, Common Shares, other Awards, or in combinations thereof as the Committee shall determine, and with such other restrictions as it may impose. Subject to Section 4.A.(i), the Committee may also require or permit Participants to defer the issuance or vesting of shares or the settlement of Awards under such rules and procedures as it may establish under the Plan. The Committee may also provide that deferred settlements include the payment of, or crediting of interest on, the deferral amounts or the payment or crediting of Dividend Equivalents on deferred settlements denominated in shares.

         10. TRANSFERABILITY

         Except as otherwise provided by an Award Agreement, no Awards under the Plan shall be assignable, alienable, saleable or otherwise transferable other than by will or the laws of descent and distribution.

         11. CONVERTIBILITY

         In the event the Participant is transferred and becomes an employee of any other entity which is a member of the Parent Group, the Awards may be converted or adjusted in any manner that the Committee, in its sole discretion, may deem appropriate, including, without limitation, a conversion into options to purchase Parent securities.

         12. AWARD AGREEMENTS

         Awards under the Plan shall be evidenced by Award Agreements that set forth the details, conditions and limitations for each Award, which may include the term of an Award, the provisions applicable in the event the Participant's



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employment terminates or the Participant is transferred to any other entity which is a member of the Parent Group, the provisions applicable in the event there is a change in the Company's corporate structure, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any Award, subject to the terms of the Plan.

         13. TERMINATION

         The Committee may terminate the Plan at any time provided, however, that no termination shall impair the rights of any Participant, without his consent, in any Award previously granted under the Plan.

         14. TAX WITHHOLDING

         The Company shall have the right to (i) make deductions from any settlement of an Award made under the Plan, including the delivery or vesting of shares, or require shares or cash or both be withheld from any Award, in each case in an amount sufficient to satisfy withholding of any applicable federal, state or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Committee may determine the manner in which such tax withholding may be satisfied, and may permit Common Shares (rounded up to the next whole number) to be used to satisfy required tax withholding based on the Fair Market Value of any such shares of Common Shares, as of the Settlement Date of the applicable Award.

         15. OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS

         Unless otherwise specifically determined by the Committee, settlements of Awards received by a Participant under the Plan shall not be deemed a part of the Participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law of any country. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

         16. UNFUNDED PLAN

         Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person




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holds any rights by virtue of a grant awarded under the Plan, such right (unless otherwise determined by the Committee) shall be not greater than the right of an unsecured general creditor of the Company.




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         17. FUTURE RIGHTS

         No person shall have any claim or right to be granted an Award under the Plan, and no Participant shall have any right under the Plan to be retained in the employment of the Company or its affiliates.

         18. GOVERNING LAW

         The validity, construction and effect of the Plan, and any actions taken or relating to the Plan, shall be determined in accordance with the laws of the State of Delaware, U.S.A.

         19. SUCCESSORS AND ASSIGNS

         The Plan shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

         20. GENERAL RESTRICTIONS

         A. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Common Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the United States Securities Act of 1933), and are authorized for listing on any securities exchange on which the Common Shares of the Company are listed.

         B. To the extent that the Plan provides for the issuance of Common Shares, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange on which the Common Shares of the Company are listed.

         C. Except as otherwise provided in any Award Agreement, a Participant shall have no rights as a shareholder of the Company until he or she becomes the holder of record of Common Shares.




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         21. ARBITRATION

         Any and every dispute or difference arising under, or in relation to this Plan, including any dispute or difference as to the validity, meaning or effect hereof, shall be finally settled under the Rules of the United States Federal Arbitration Act. The arbitration award shall be final and binding and shall deal with the question of the costs of arbitration and all matters relating thereto. The arbitrator is not empowered to award damages in excess of reasonable actual damages.








Cnh Global Equity Incentive Plan
(as amended July 23, 2001)





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